Exhibit 10.2

AKERNA CORP.

AMENDMENT NO. 2 TO EXCHANGE AGREEMENT

This Amendment No. 2 (the “Second Amendment”) to that certain Exchange Agreement, dated January 27, 2023, by and between Akerna Corp., a Delaware corporation with offices located at 1550 Larimer Street, #246, Denver, Colorado 80202 (the “Company”), and investor signatory thereto (the “Holder”) (the “Exchange Agreement”), is entered into as of this 8th day of February, 2024, by and between the Company and the Holder, with reference to the following facts (capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the Exchange Agreement (as amended hereby) (the “Second Amended Exchange Agreement”):

A. Prior to the date hereof, pursuant to that certain Securities Purchase Agreement, dated as of October 5, 2021, by and between the Company and the investors party thereto (as amended, the “Securities Purchase Agreement”), the Company issued to such investors certain senior secured convertible notes (the “Notes”).

B. As of the date hereof, the Holder holds $____________ in aggregate principal amount of Notes (the “Existing Note”).

C. Previously, the Company, Gryphon Digital Mining, Inc. (“Gryphon”) and Akerna Merger Co., a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger, dated January 27, 2023 (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Gryphon (the “Merger”), with Gryphon surviving the Merger as a wholly owned subsidiary of the Company.

D. Under the terms of the Exchange Agreement, at the Final Closing, (i) if any portion of the Existing Note remains outstanding other than such portion of the applicable Company Optional Redemption Price of the Notes to be paid in cash pursuant to the Cash Sweep, to exchange the remaining Conversion Amount of the Existing Note into such aggregate number of shares of Common Stock (the “Final Closing Exchange Shares”) equal to the quotient of (A) the applicable Company Optional Redemption Price of the remaining Conversion Amount of the Existing Note then outstanding divided by (B) the lower of (x) the lowest VWAP of the Common Stock during the five (5) Trading Day period ending, and including, the Trading Day immediately prior to the Final Closing Date and (y) the Conversion Price (as defined in the Existing Note) in effect as of the Final Closing Date; provided, however, that to the extent that any issuances of Final Closing Exchange Shares to the Holder at the Final Closing in accordance herewith would result in such Holder and its other Attribution Parties (as defined in the Existing Note) exceeding the Maximum Percentage (as defined in the Existing Note) (as calculated in accordance with Section 3(d)(i) of the Existing Note) (a “Maximum Percentage Event”), then such Holder shall not be entitled to receive such aggregate number of Final Closing Exchange Shares in excess of the Maximum Percentage (and shall not have beneficial ownership of such Final Closing Exchange Shares (or other equivalent security) as a result of the Final Closing (and beneficial ownership) to such extent of any such excess), such remaining portion of such Final Closing Exchange Shares that would have otherwise been issued to the Holder at the Final Closing (such remaining portion of Final Closing Exchange Shares, the “Abeyance Shares”), such portion of the Existing Note shall alternatively be exchanged for the right to receive such Abeyance Shares (with a beneficial ownership and issuance limitation substantially in the form of Section 3(d) of the Existing Note, mutatis mutandis), at such time or times as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times, if any, such Holder shall be granted such remaining portion of such Abeyance Shares in accordance herewith (the “Final Exchange”).

E. The parties desire to amend the Exchange Agreement as follows (collectively, the “Amendments”): (i) the “Final Closing Date” under the Exchange Agreement to conduct the Final Exchange shall be the date hereof with such “Final Closing” to take place immediately following the Effective Time of the Merger, (ii) the Company Optional Redemption Price of the Existing Notes shall be $nil (iii) $_______________ of the Existing Note will remain outstanding following the payment of portion of the Existing Note pursuant to the Cash Sweep and will converted at the Final Closing into 191,076 Final Closing Shares based on a per share price of $4.60 (being the lowest VWAP of the Common Stock during the five (5) Trading Day period ending, and including, the Trading Day immediately prior to the Final Closing Date of $0.23, as adjusted to reflect the 1-for-20 reverse stock split to be effected immediately prior to the Final Closing, (iv) such number of Final Closing Shares will not exceed the Maximum Percentage and therefore there will be no Abeyance Shares, and (v) the Final Exchange shall be consummated on the date hereof pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”) and the terms set forth in this Second Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the sufficiency of which is acknowledged by the parties, the parties hereto agree as follows:

1. Amendments; Initial Closing. At the Final Closing on the Final Closing Date, the Amendments shall be effective and the Final Exchange shall occur in accordance with the terms and conditions of this Second Amendment.

2. Acknowledgment. The Company hereby confirms and agrees that the execution, delivery and effectiveness of this Second Amendment shall not operate as an amendment, modification or waiver of any right, power or remedy of the Holder except to the extent expressly set forth and the Holder does not hereby waive any of the conditions set forth in the Exchange Agreement for the Final Closing to occur.

3. The Company’s Representations and Warranties. The Company hereby represents and warrants to the Holder that the following representations are true and complete as of the date hereof.

A. Organization and Standing. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing as a corporation under the laws of Delaware.

B. Authorization. The Company’s execution, delivery, and performance of this Second Amendment has been duly authorized by all requisite corporate action, and this Second Amendment constitutes the Company’s legal, valid, and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights. The Company’s execution, delivery, and performance of this Second Amendment, and the Company’s compliance with the provisions of this Second Amendment, do not conflict with, or result in a breach or violation of the terms, conditions, or provisions of, or constitute a default (or an event with which the giving of notice or passage of time, or both could result in a default) under, or result in the creation or imposition of any lien pursuant to the terms of, the Company’s Certificate of Incorporation, as currently in effect, or the Company’s Bylaws.

C. Company Bring Down. Except as set forth on Schedule 3(C) attached hereto, the Company hereby makes the representations and warranties to the Holder as set forth in Section 7 of the Exchange Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof as set forth in their entirety in this Amendment, mutatis mutandis. Such representations and warranties to the transactions thereunder and the securities issued pursuant thereto are hereby deemed for purposes of this Amendment to be references to the transactions hereunder and the issuance of the securities pursuant hereto, references therein to “Final Closing Date” being deemed references to the date hereof, and references to “the date hereof” being deemed references to the date of this Amendment.

D. Final Closing Conditions. The Company hereby represents to the Holder that all of the conditions for the Final Closing under the Exchange Agreement have been fulfilled as of the date hereof.

4. Holder’s Representations and Warranties. The Holder represents and warrants to the Company with respect to the transactions contemplated by this Amendment as follows:

A. Right, Title, and Interest. The Holder is the lawful owner of the Existing Note, has good and marketable title to the Existing Note, and has all right, title, and interest in and to the Existing Note. The Existing Note is free and clear of all liens, encumbrances, equities, security interests, and any other claims whatsoever. No third-party has any right to prevent the Holder from converting the Existing Note as contemplated by this Amendment, and no third-party has any right to receive notice of the conversion of the Existing Note as contemplated by this Amendment. The Holder is not aware of any basis for any disputes or challenges regarding the Holder’s ownership of the Existing Note and no such disputes or challenges are pending or alleged.

B. Authorization. The Holder has full power and authority to enter into this Amendment. All action on the part of the Holder necessary for the authorization, execution, delivery and performance of this Amendment, and the performance of all of the Holder’s obligations under this Amendment, has been taken or will be taken prior to the effectiveness of the Agreement. This Agreement, when executed and delivered by the Holder, will constitute valid and legally binding obligations of the Holder, enforceable in accordance with their terms.

C. Payment in Full of Existing Note following Final Closing. The Holder acknowledges and agrees that the payment of the Company Optional Redemption Price of the Existing Note pursuant to the Cash Sweep and issuance and delivery of the Final Closing Exchange Shares at the Final Closing constitutes full and final payment and settlement of all amounts outstanding and owed to the Holder under the Existing Note, including any and all principal amount, accrued and unpaid interest and any accrued penalties due and owing thereunder, and that the Company owes no further obligations to the Holder under the Existing Note.

5. Miscellaneous.

A. Disclosure of Transaction. The Company shall, on or before 8:30 a.m., New York City time, on or prior to the first Business Day after the date of this Amendment, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching this Amendment as an exhibit to such filing (excluding schedules, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by this Second Amendment or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to issue a press release or make such other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). For the avoidance of doubt, the foregoing sentence shall not apply to any press release or other public statement solely with respect to the Merger Agreement and the transactions contemplated thereby and without any reference to the Holder or this Second Amendment. Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise. Notwithstanding anything contained in this Second Amendment to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Holder shall not have (unless expressly agreed to by the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder (it being understood and agreed that no Other Holder may bind the Holder with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries

B. Fees. The Company shall reimburse Kelley Drye & Warren, LLP (counsel to the lead Holder) in an aggregate non-accountable amount of $5,000 (the “Legal Fee Amount”) for costs and expenses incurred by it in connection with drafting and negotiation of this Second Amendment; provided, that the Company shall promptly reimburse Kelley Drye & Warren LLP on demand for any additional reasonable and documented fees and expenses not so reimbursed through such withholding at each Closing. Each party to this Second Amendment shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence, and except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company (“DTC”) fees relating to or arising out of the transactions contemplated hereby.

C. Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Second Amendment are several and not joint with the obligations of any other holder of securities of the Company (each, an “Other Holder”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any other agreement by and between the Company and any Other Holder (each, an “Other Agreement”). Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Second Amendment or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Second Amendment or any Other Agreement. The Company, and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Second Amendment, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

D. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Second Amendment must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by electronic mail; or (iii) one Trading Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be as set forth on the signature pages attached hereto or to such other address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date and copy of the message or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by electronic mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

E. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Second Amendment shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Second Amendment, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Second Amendment, except as expressly provided in this Second Amendment.

F. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Second Amendment shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Second Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

G. Severability. If one or more provisions of this Second Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Second Amendment and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Second Amendment as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

H. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

I. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(Signature pageS follow)

IN WITNESS WHEREOF, the Company and the Holder have each executed this Second Amendment as of the date set forth on the first page of this Second Amendment.

AKERNA CORP.

By:
Name:	Jessica Billingsley
Title:	Chief Executive Officer

Mailing Address and E-Mail Address for Notices:
1550 Larimer Street, #246
Denver, Colorado 80202
jlb@akerna.com

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the Holder and the Company have executed this Second Amendment as of the date set forth on the first page of this Second Amendment.

HOLDER:

By:
Name:
Title:

Mailing Address and E-Mail Address for Notices:

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO EXCHANGE AGREEMENT]